As filed with the Securities and Exchange Commission on July 6, 1999
                           Registration No. 333-78381

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 1 to
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MICROGRAFX, INC.
             (Exact name of registrant as specified in its charter)

          Texas                                        75-1952080
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                      1303 Arapaho, Richardson, Texas 75081
                                 (972) 234-1769
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              R. EDWIN PEARCE, ESQ.
                                 General Counsel
                                MICROGRAFX, INC.
                                  1303 Arapaho
                             Richardson, Texas 75081
                                 (972) 234-1769
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:

                             L. STEVEN LESHIN, ESQ.
                 Jenkens & Gilchrist, a Professional Corporation
                          1445 Ross Avenue, Suite 3200
                            Dallas, Texas 75202-2799
                                 (214) 855-4500
--------------------------------------------------------------------------------
     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling stockholders may determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reimbursement plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------- -------------------- ---------------------- --------------------- -----------------
                                                      Amount                                      Proposed
            Title of each class of                     to be           Proposed maximum      maximum aggregate       Amount of
         securities to be registered                registered        offering price per      offering price*       registration
                                                                             unit                                       fee*
----------------------------------------------- -------------------- ---------------------- --------------------- -----------------
----------------------------------------------- -------------------- ---------------------- --------------------- -----------------
Common stock, par value $.01 per share.....         579,700 (1)                $  7.97(2)        $ 4,620,209                 $ N/A



(1) Represents 579,700 shares of common stock issuable upon conversion of a Convertible Subordinated Debenture Due March 31, 2002, principal amount $5,797,000.
(2) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(c) of the Securities Act, based upon the average of the highest and lowest price per share of common stock on The Nasdaq National Market reported on May 11, 1999.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section said 8(a), may determine.

PROSPECTUS


                                MICROGRAFX, INC.
                              579,700 Common Shares
                            par value $.01 Per Share

                                   -----------



o This prospectus relates to the public offering from time to time of up to 579,700 shares of our common stock that will be owned by Intergraph Corporation or its pledgees, donees, transferees and other successors in-interest, referred to in this prospectus as the "selling stockholders," if the selling stockholders convert all or part of a convertible subordinated debenture, in the principal amount of $5,797,000. We issued the debenture to Intergraph as consideration for our acquisition of InterCAP Graphics Systems, Inc., a subsidiary of Intergraph.

o Our common stock is traded on The Nasdaq National Market under the symbol "MGXI." On July 1, 1999, the average of the high and low price for the common stock was $5.63.


o The shares of common stock offered by this prospectus are being sold by the selling stockholders. The selling stockholders may sell the common stock on The Nasdaq National Market or in privately negotiated transactions, whenever they decide and at the price they set. The price at which any of the shares of common stock and the commissions paid, if any, may be privately negotiated, may be based on the prevailing market prices, and may vary from transaction to transaction and as a result are not currently known.

o We will not receive any proceeds from the sale of these shares. We will pay all expenses of registration incurred in connection with this offering. The selling stockholders will pay all selling and other expenses that they incur.

o This investment involves a high degree of risk. You should carefully consider the risk factors beginning on page 4 of this prospectus before you decide to invest.

                                 ---------------











     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. We have not authorized anyone to provide you with information that is different. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is July 6, 1999.



                                                  TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION...............................................................................2
FORWARD - LOOKING STATEMENTS......................................................................................3
SUMMARY OF OUR BUSINESS...........................................................................................3
RISK FACTORS......................................................................................................4
     We have changed our business focus, which may adversely affect our future financial performance..............4
     We experience significant competition for our products, which may reduce our sales...........................4
     We must adapt to changes in distribution channels............................................................5
     New product introductions may adversely affect our ability to sell our older products profitably.............5
     We may not be successful in developing InterCAP's business...................................................5
     Our success depends upon our ability to adapt to technological change........................................5
     Our international operations are subject to a number of risks................................................5
     There is potential fluctuation in our quarterly operating results due to seasonality in demand for our products........................................................................................5
     Sales of upgrades generate lower profit margins..............................................................6
     The internet is a new market and subject to rapid change and uncertainty.....................................6
     The Year 2000 problem could adversely affect our future operations and results...............................6
     Our stock price has been subject to significant volatility...................................................8
     We are involved in litigation................................................................................8
USE OF PROCEEDS...................................................................................................9
PLAN OF DISTRIBUTION; SELLING STOCKHOLDERS........................................................................9
LEGAL MATTERS....................................................................................................12
EXPERTS..........................................................................................................12


                       WHERE YOU CAN FIND MORE INFORMATION

o Government Filings. We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     We have filed with the SEC a registration statement on Form S-3 to register the shares of common stock to be offered. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site, given above.

o Stock Market. Shares of our common stock are traded on The Nasdaq National Market. Materials that are filed can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

o Information Incorporated by Reference. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering has been completed:

o Our Annual Report on Form 10-K for the year ended June 30, 1998, filed with the SEC on September 23, 1998 and our amendments to our Annual Report on Form 10-K/A filed with the SEC on September 30, 1998 and November 25, 1998;

o Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999;

o The description of our common stock contained in our Form 8-A, dated July 21, 1990, including any amendment or report filed for the purpose of updating such description;

o Our proxy statement for the 1998 Annual Meeting of Stockholders, filed with the SEC on September 30, 1998;

o        Report on Form 8-K/A, filed with the SEC on November 25, 1998; and

o        Report on Form 8-K, filed with the SEC on May 3, 1999.


o        Report on Form 8-K/A, filed with the SEC on July 1, 1999.


     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         Micrografx, Inc.
         1303 Arapaho
         Richardson, Texas 75081
         Attention:  General Counsel
         (972) 234-1769

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                          FORWARD - LOOKING STATEMENTS

     This prospectus contains a number of "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans, and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," and "intend," and words or phrases of similar import, as they relate to our business or management, are intended to identify forward-looking statements. These "cautionary statements" reflect our current view with respect to future events and are subject to risks, uncertainties, and assumptions related to various factors including, without limitation:

     o    changes in our product release schedule;
     o acceptance or the lack of acceptance of our new iGrafx(TM) products, being released in the second half of fiscal 1999;
     o    growth or the lack of growth in our enterprise solutions  business;
     o    successful  integration  of  our  newly  acquired  company,   InterCAP
          Graphics Systems, Inc. into our business plans, as well as our plans and expectations associated with our purchase of InterCAP;
     o    changes in distribution channels;
     o    changes in the market;
     o    new products and announcements from other companies;
     o    changes in technology; and
     o    competition from larger, more established competitors.

     Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, or intended. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

                             SUMMARY OF OUR BUSINESS

     We develop and market graphics software that serves to make complex problems simple by making graphics intelligent so people can gain insight and visualize solutions. We are focusing on graphics applications software products for business use in four target categories: process management graphics, corporate graphics, network documentation and technology licensing and development applications, which are capable of managing all the graphic imagery for the world's largest corporations. Our graphics solutions help people visually communicate and analyze key corporate information, processes and ideas to solve real-world problems. We also seek to leverage our strong technology base by partnering with organizations to maximize the distribution and value of our intellectual property.

     Historically, in addition to our business graphics software, we have also developed and marketed products for the personal creativity consumer market. We have been one of the premier companies competing in this market with such popular titles as Crayola(TM) Art Studio(TM), Hallmark Connections(TM) Card Studio (TM), American Greetings(R), CreataCard(R) Plus (TM) and CreataCard(R) Gold (TM), and Windows Draw(R). In light of recent consolidation in the consumer software market, as well as extremely aggressive retail programs from competitors, we have chosen to shift our resources to the more rapidly growing enterprise graphics market and de-emphasize the personal creativity consumer market.

     As a result and in line with our objective to leverage our strong technology base, we formed a strategic relationship with Cendant Software Corporation effective June 30, 1998, through which we have licensed Cendant a series of core personal creativity graphics technologies, information relating to the customers who have purchased products based on the aforementioned technologies, marketing information related to those products, and certain associated intellectual property rights. Additionally, we have entered into a combination of worldwide publishing and distribution agreements with Cendant for two personal creativity software titles, Windows Draw(R) Print Studio(R) and Micrografx SnapShot(R). The agreements with Cendant allow us to make significant progress in de-emphasizing the consumer software market.

     Effective August 31, 1998, we entered into an agreement that assigned our distribution rights to American Greetings CreataCard Gold and CreataCard Plus to The Learning Company. This assignment of rights to The Learning Company concludes all contractual responsibilities and settles all contractual issues between Micrografx and American Greetings Corporation. With this assignment, we have completed our de-emphasis of the consumer marketplace in order to focus on our business graphics software.

     In April, 1999, we acquired Annapolis, Md.-based InterCAP Graphics Systems, Inc. for $12.15 million. InterCAP provides standards-based solutions for publishing technical graphics on the Internet to aerospace, defense and manufacturing industries.

     InterCAP was instrumental in the development of WebCGM, the first vector standard to earn a recommendation from the World Wide Web Consortium. InterCAP also was a founder of the CGM Open consortium and is an innovator in standards-based solutions development and consulting. By leveraging CGM, or "Computer Graphics Metafile," the preferred graphics format standard in manufacturing companies worldwide and server-based technologies, InterCAP provides customers with a way to quickly create Web-based product information and commerce solutions from existing engineering and technical data.

     InterCAP's concentration in vertical markets complements our current customer base and opens additional opportunities. In conjunction with Micrografx Designer(R), the leading Windows-based technical graphics product, the InterCAP product line helps create a cornerstone for us in the intelligent technical illustration and Web-based technical publishing market. These complementary products provide a tiered illustration solution supported by the strongest of industry standards and leading-edge Web publishing solutions.

     Our principal offices are located at 1303 Arapaho, Richardson, Texas, 75081 and our telephone number is (972) 234-1769.

                                  RISK FACTORS

     An  investment  in the common  stock  involves a high  degree of risk.  You
should  carefully   consider  and  evaluate  all  of  the  information  in  this prospectus, including the risk factors set forth below, before investing.

     We have changed our business focus, which may adversely affect our future financial performance

     During fiscal 1998 and in prior years, we have generated a significant portion of our business from the personal creativity software market. Due to aggressive competition and our belief that our products are well suited to various high-growth corporate markets, we have chosen to pursue corporate customers. Our future financial performance will depend on the successful transition of internal resources away from our strength in the retail market while moving toward solving problems currently experienced by corporations. In order to accomplish our objective, we have hired employees with skills required for our new direction and are training existing employees on how to make this change, but we cannot assure you that our management's efforts will be successful. In order to succeed, we will have to convince corporations that our products are able to solve their problems, we will have to identify and develop features which corporate customers desire, and we will have to ensure that we have a sales force and customer support system sufficient in size and expertise to service corporate customers. In light of the difficulties associated with the transition of our business focus from consumer retail products to business product sales to corporate accounts, we may confront unanticipated risks and uncertainties. Therefore, we cannot assure you that our new business strategy will be successful, and it is possible that our future results from operations and financial condition will be adversely affected if we are unable to effectively implement our new business focus.

     We experience significant competition for our products, which may reduce our sales

     The personal computer graphics software market is highly competitive. Our competitors include many independent applications software vendors, such as Adobe Systems Incorporated, Corel Systems Corporation, Macromedia, Inc., and Visio Corporation. The primary competitor for our process management and network design products is Visio and the primary competitors for our corporate graphics products are Adobe, Corel, and Macromedia.

     Most of our existing competitors, as well as a number of potential competitors, have larger technical staffs, more established and larger marketing and sales organizations, and significantly greater financial resources than we do. We cannot assure you that our competitors will not develop products that are superior to our applications software products or that will achieve greater market acceptance at our expense, possibly resulting in reduced sales of our applications software products.

We must adapt to changes in distribution channels

     We are focusing on corporate customers and have de-emphasized our personal creativity business. In doing so, we must adapt our relationships with the distribution channels to match the change. While we do not anticipate a significant change in the channels used, we must change our sales and marketing programs to suit the corporate customers buying through those channels. Our success depends in part on the ability to identify and respond to changes in the distribution channels.

New product introductions may adversely affect our ability to sell our older products profitably

     Our future financial performance will depend in significant part upon the successful development and introduction of new and enhanced versions of our products and customer acceptance of these products. We cannot assure you that we will be able to successfully develop and introduce new products. In addition, the timing of new product introductions, which are updates of previously released products, can have a significant impact on the profitability of the older version of the product. To the extent that the distributors were unable to sell the older version at the rate they anticipated when they purchased the product, additional marketing expenditures are generally required to promote the older version in order to reduce stocking levels in anticipation of the release of the new version of the product, which adversely affects our profitability.

We may not be successful in developing InterCAP's business

     In connection with our recent acquisition of InterCAP, we must integrate InterCAP's products and business with our own. We cannot assure you that this integration will be successful or that we will be able fully to develop and grow InterCAP's business.
Our inability to do so could adversely affect our profitability and financial condition.

Our success depends upon our ability to adapt to technological change

     The personal computer industry is subject to rapid technological change and continuing development of new and enhanced operating environments. The success of our products will depend to a large extent upon our ability to continue to develop and introduce innovative and competitive products on a cost-effective and timely basis, of which there can be no assurance.

Our international operations are subject to a number of risks

     We anticipate that international net revenues will continue to account for a significant portion of our total net revenues. As a result, a significant portion of our net revenues are subject to the risks inherent in international operations. These risks include:

     o    unexpected changes in regulatory requirements;
     o    exchange rates;
     o    tariffs and other barriers;
     o    difficulties in staffing and managing foreign subsidiary operations;
          and
     o    potentially adverse tax consequences.

     Our revenue generated from our Asia Pacific sales offices has declined more than 30 percent from fiscal 1997 to fiscal 1998 and we expect an additional decline in sales for fiscal 1999. This decline resulted from the economic uncertainty and recession in Japan, which resulted in a significant decline in the retail sector of the Japanese economy. We have announced that we will no longer concentrate our efforts on the retail distribution channel, its strength historically, but will focus on corporate customers in keeping with our overall strategy. We cannot assure you that this strategy will be successful.

There is potential fluctuation in our quarterly operating results due to seasonality in demand for our products

     Historically,   our  results  of  operations  are  subject  to  significant quarterly variations. Causes of these variations include:

     o    seasonality of the retail software market;
     o delays in the introduction of new or enhanced versions of our products;
     o    timing  and cost of new  product  upgrades  and  introductions;
     o reduced distribution channel sales preceding the introduction of updated products, and

     o large distribution channel sales following the introduction of new or updated products.

     Historically, as is typical in the retail software industry, we have experienced some seasonal variations in demand, with sales declining somewhat in the summer months and increasing somewhat during the fourth and first calendar quarters. We expect the seasonality to decline somewhat as we change our focus from serving the retail market to selling to corporate customers.

Sales of upgrades generate lower profit margins

     Product upgrades, which enable users to upgrade from earlier versions of our products, or from competitor's products, typically have lower prices than new products, resulting in lower gross profit margins. We plan to continue upgrading successful products in the future.

The internet is a new market and subject to rapid change and uncertainty

     We provide products for use in the Internet market. The Internet market is rapidly evolving and is characterized by an increasing number of market entrants. As is typical in the case of a new and evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. Critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use and access, and quality of service remain unresolved and may affect the growth of Internet use, together with the software standards and electronic media employed in such markets.

The Year 2000 problem could adversely affect our future operations and results

     We are aware of and are addressing a broad range of issues associated with the programming code in existing computer systems as the Year 2000 approaches. The Year 2000 issue is complex, as many computer systems will be affected in some way by the rollover of the two-digit year value to 00. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Year 2000 issue creates risk for us from unforeseen problems in our own infrastructure and systems, our own products and from third parties with which we deal on financial and other transactions worldwide. Failures of the our and/or third parties' computer systems could have a material impact on our ability to conduct our business.

     We began an infrastructure and systems review of Year 2000 readiness for our United States operations in May of 1998, with the objectives of:

     o Inventorying all computer, network and telephony-related hardware and software;

     o Assessing, through both research and testing, whether or not the equipment and software are Year 2000 compliant;

     o Developing plans for upgrading hardware and software to Year 2000 compliant status, decommissioning non-compliant hardware that cannot be upgraded to a compliant state, and replacing software that cannot be upgraded to Year 2000 compliance.

     As of February 1, 1999 all mission critical systems and applications in the data center had been reviewed and plans for upgrade, decommissioning or replacement have been developed for systems and applications that are not Year 2000 compliant. Software upgrades and replacement are scheduled to be completed by June 30, 1999.

     Workstations, desktop and laptop computers used in the development of our products and in conducting our business are largely newer machines that are reported by their manufacturers to be Year 2000 compliant. A small number of machines have been identified which, due to age or obsolescence, cannot be brought into compliance. We plan to decommission and/or replace these machines during the year.

     The principal software operating on our computers is licensed under corporate maintenance agreements with major vendors that have reported either that their software is currently Year 2000 compliant or that Year 2000 compliant upgrades will be available during calendar year 1999. It is our intent to apply and verify these upgrades as they become available.

     Non-compliant hardware is scheduled to be upgraded, decommissioned, or replaced before, or together with, our move to our new headquarters in September of 1999.

     The inventory, review, upgrade, replacement and decommissioning plans described herein refer specifically to mission critical corporate standard technology and components. Special purpose hardware, such as may be found in some areas of development and quality assurance, and personal productivity tools that are not covered by corporate standards, are not covered in this plan because the hardware is not directly used in the running of our business or development of products.

     Our foreign subsidiaries and contractors access mission critical applications through the services of our wide area network. With regard to centrally administered applications and systems software, our foreign operations are at an equal state of Year 2000 readiness with ours. The state of our foreign operations with respect to hardware Year 2000 readiness has not yet been assessed. These operations represent a small percentage of our hardware assets, and formal review of their Year 2000 readiness status began in March, 1999.

     The principal costs incurred in addressing Year 2000 issues to date have been managerial and administrative. All essential third-party software is on maintenance agreements, and hardware expenses have already been accounted for in either normal retirement/replacement plans or in the planned expenses for the infrastructure of the new headquarters building.

     A small number of internally developed applications are not currently Year 2000 compliant, and the cost of remediation will not be material to our operating results.

     Each of our product divisions has completed a Year 2000 assessment of its currently offered products. While this assessment included internal testing of the Year 2000 capabilities of these products, we have not had, and have no plans to have, our products tested by an independent third party. We believe that the vast majority of our currently offered products are Year 2000 compliant, and expect virtually all of our remaining currently offered products to become compliant by early 1999 through new releases. In any event, we expect that all of our currently offered products will be Year 2000 compliant before the end of 1999. Because Year 2000 compliance is generally integrated into our normal product development activities, we have not incurred and do not expect to incur any significant incremental expenses in addressing this issue in our product lines.

     We  believe  that a small  number of our  customers  that  receive  product support  from us are  operating  product  versions  that  may  not be Year  2000 compliant or products that we have replaced or intend to replace with comparable, Year 2000 compliant products. We believe that the vast majorities of such customers are migrating and will continue to migrate to compliant versions and products through new releases, which we are strongly encouraging. In addition, some of our former customers may be operating non-compliant versions of products in respect of which our agreed-upon product support and warranty periods have expired. We have not undertaken an assessment of whether these former customers are taking appropriate steps to address any related Year 2000 issues. We do not expect customers who purchase or migrate to current versions of these products to experience any Year 2000 failures caused by those products. In addition, we believe that our licenses and other agreements contain customary and appropriate limitations on our obligations with respect to any Year 2000 failures that may be caused by our current or former products. However, we cannot assure you that our expectations and beliefs as to these and related matters will prove to be accurate. Moreover, we are aware of a growing number of lawsuits against software vendors and other IT firms involving Year 2000 issues. In addition, regardless of whether our products are Year 2000 compliant, they operate on IT systems consisting of third-party hardware and software, some of which may not be fully Year 2000 compliant. In light of these factors, we cannot assure you that customers or former customers will not bring claims or proceedings against us seeking compensation for losses associated with Year 2000-related failures.

     We have begun a Year 2000 assessment of our material third party supplier relationships. The assessment is being conducted through formal communications with those suppliers, testing of supplier equipment, systems or interfaces, and a review of the Year 2000 information made publicly available by those suppliers. We plan to substantially complete the assessment of these third parties by mid-1999 and, promptly upon discovery of any readiness issues that are material to us, begin efforts to obtain adequate readiness assurances from these relevant third parties. We cannot assure you that we will receive all information necessary to fully evaluate the Year 2000 readiness of all material suppliers. In addition, we rely in various ways, both domestically and internationally, on governments, utilities, communications service providers, financial institutions and other third parties to conduct normal business operations. We cannot assure you that suppliers and other third parties upon which we are reliant will not suffer business interruptions caused by Year 2000 issues. Such interruptions could have a material adverse effect on our business, financial condition and results of operations.

     Other aspects of the Year 2000 issue may pose additional risks to us. Some commentators predict that normal purchasing patterns and trends in the software industry may be affected by customers replacing or upgrading applications or systems to address Year 2000 issues. We have not experienced any discernable trend indicating a recent or impending material reduction in demand for the our products. However, we cannot assure you that Year 2000 issues will not affect future customer purchasing patterns, possibly resulting in lower demand for our products. Commentators have also predicted that a significant amount of litigation may arise out of Year 2000 compliance issues. Although some potential litigation scenarios have been described above, we cannot estimate the probability of our actual involvement in any lawsuits of this nature and the range of potential outcomes at this time. A material adverse outcome in a Year 2000 lawsuit, as is the case with any lawsuit, could have a material adverse effect on our business, financial condition, and results of operations.

     Although we believe that our Year 2000 readiness efforts are designed to appropriately identify and address those Year 2000 issues that are within our control, we cannot assure you that our efforts will be fully effective or that Year 2000 issues will not have a material adverse effect on our business, financial condition, or results of operations. The novelty and complexity of the issues presented, the proposed solutions therefore, and our dependence on the preparedness of third parties, are among the factors that could cause efforts to be less than fully effective. In addition, Year 2000 issues present many risks that are simply beyond our control, for example, the collateral effects of Year 2000 issues on the economy in general and on our business partners and customers in particular. In light of these factors, we believe that it is not possible to specifically describe our most reasonably likely "worst case" Year 2000 scenario or to quantify the related potential consequences. However, the risks and the potential consequences described above represent management's best judgment of these matters based on currently available information. Except as described above, we have not established "contingency plans" to address potential consequences of the Year 2000 issues. We intend to continue to evaluate both existing and newly identified Year 2000 risks and to develop and implement further responsive measures as we deem appropriate.

Our stock price has been subject to significant volatility

     The market price of our common stock has been, and in the future will likely be, very volatile. The stock price has been affected by the following factors, among others:

     o the announcement of new products or technological innovations by us and by our competitors;
     o quarter-to-quarter variations in our anticipated or actual results of operations; and
     o    general conditions in high technology industries.

     The stock market occasionally experiences extreme price and volume fluctuations, which affects the market prices particularly for many high technology companies like us, and which are often unrelated to the operating performance of the specific companies.

We are involved in litigation


     We are engaged in some legal proceedings and disputes relating to matters arising in the conduct of our business. We cannot assure you that these proceedings and disputes will be resolved favorably to us.

     On May 3, 1999, we terminated an interim  letter  agreement  with Think New
Ideas, Inc., a company we had engaged to assist us in our marketing and advertising activities. Think immediately demanded $640,000 in cash or in Micrografx stock, contending it was part of a subsequent agreement between the parties. Think further demanded 90 days notice prior to termination of the agreement by us, meaning it wanted payment from us of $249,000 for three months of services under the interim letter agreement. We disputed Think's contentions and rejected its demands. On May 17, 1999, we filed a declaratory judgment action against Think in the 191st State Judicial Court, Dallas County, Texas to resolve this dispute. On May 28, 1999, Think filed an action against us in California federal district court seeking $889,000 in actual damages, plus unspecified punitive damages. On June 14, 1999, Think removed our state action suit to the United States District Court for the Northern District of Texas. The parties have recently agreed to stay the California action, pending a decision by the Texas federal court as to which action should proceed. While we believe that we do not owe to Think any amounts claimed by it, there is no assurance that this lawsuit will be resolved in our favor. If we were to lose the suit, this outcome could materially and adversely affect our liquidity and financial position.

                                 USE OF PROCEEDS

     The selling stockholders are selling all of the common stock covered by this prospectus for their own account. Accordingly, we will not receive any proceeds from the resale of such common stock.


                   PLAN OF DISTRIBUTION; SELLING STOCKHOLDERS


     This prospectus relates to 579,700 shares of common stock that may be offered and sold from time to time by the selling stockholders upon conversion of the debenture. The following is a brief description of the principal terms of the debenture:


     Term                                 Description

     o    Principal Amount                $5,797,000

     o    Iterest Rate                    No interest until Jan. 5, 2001. 7% per
                                          year until Jan. 5, 2001. 8% after that

     o    Term                            Due in full on March 31,  2002  except
                                          to the  extent  previously converted
                                          or prepaid

     o    Redemption                      We may  redeem  the  debenture  in
                                          whole or in part at any time, subject
                                          to holder's preemptive conversion
                                          rights

                                          The selling  stockholders  may preempt
                                          a prepayment by electing to exercise
                                          their conversion  rights through
                                          delivery of a conversion  notice not
                                          later than two days prior to the date
                                          set for redemption

     o    Subordination                   Subordinated  to our senior  debt.
                                          Senior debt is bank and/or other
                                          financial institution debt

     o    Security                        Secured  solely  by  a  perfected
                                          first  priority  security interest in
                                          the shares of InterCAP or its
                                          successors

     o    Conversion                      Convertible  in whole or in increments
                                          not  less  than $500,000.  Conversions
                                          limited to $2.5 million  during any
                                          sixty-day period

                                          Conversion is available to the selling
                                          stockholders immediately upon issuance
                                          of the debenture

     o    Forced  Conversion              We may force  conversion if the share
                                          price of our common  stock for any
                                          twenty  consecutive  day  trading
                                          period is 20% higher than the then
                                          applicable  conversion price.  Forced
                                          conversions are limited to a maximum
                                          of $1,000,000  during any  consecutive
                                          60 day period.

     o    Initial Conversion Price        $10.00

     o    Conversion Price Resets         We have the right,  but not the
                                          obligation to re-set to the conversion
                                          price  on each of the following dates:
                                          November 30, 1999, August 31, 2000
                                          and November 30, 2001

                                          The reset price will be equal to (A)
                                          the average closing price for the
                                          preceding 20 trading days prior to a
                                          reset date multiplied  by (B) 115%

                                          If we elect not to reset the price, or
                                          fail to give notice of a price reset
                                          for whatever reason, then the interest
                                          rate on the note will increase by 2%
                                          per year from the reset date.

     Set forth below is information, as of the date of this prospectus, regarding the beneficial ownership of the shares by the selling stockholders. The number of shares shown as beneficially owned by the selling stockholders represents all of the shares to be issued upon full conversion of the debenture. The information regarding the selling stockholders' beneficial ownership after this offering assumes that all shares of common stock offered by the selling stockholders through this prospectus are actually sold. The presentation is based on 11,126,606 shares of our common stock outstanding as of May 11, 1999.




                                           Number of Shares        Number of                Common Stock
                                            of Common Stock        Shares of             Beneficially Owned
                                          Beneficially Owned      Common Stock             After Offering
                                           Prior to Offering        Offered
---------------------------------------- ---------------------- ----------------- ----------------------------------

Selling stockholders                                                                  Number           Percent
---------------------------------------- ---------------------- ----------------- --------------- ------------------
Intergraph Corporation                              579,700(1)        579,700(1)              --            --    *
One Madison Industrial Park
Huntsville, AL  35894
--------------------
*    Indicates less than 1%.

(1) The shares of common stock beneficially owned by the selling stockholders will be acquired upon the conversion of all, or part of the principal amount of a convertible subordinated debenture issued to Intergraph in connection with our acquisition of InterCAP, a former subsidiary of Intergraph. The selling stockholders may at any time convert all or a part of the debenture in integral multiples of $500,000. We may convert all, or a part of the debenture in integral multiples of $500,000 if the price of our common stock is 120% of the conversion price. The initial conversion price is $10.00, so we may convert the debenture if our stock is trading at $12.00 per share. The conversion price is subject to adjustment, however, so the price at which we may convert the debenture may vary. The number of shares covered by the debenture is also subject to adjustment in the event of a stock split, recapitalization or similar transaction.

     The selling stockholders have not, nor within the past three years have the selling stockholders had, any position, office or other material relationship with or any of our predecessors or affiliates.

     We anticipate that the selling stockholders may sell all or a portion of the shares offered by this prospectus from time to time on The Nasdaq National Market, at fixed prices, at market prices prevailing at the time of sale or at prices reasonably related to the market price, at negotiated prices, or by a combination of these methods of sale through:

     o ordinary brokerage transactions and transactions in which the broker solicits purchases;

     o sales to one or more brokers or dealers as principal, and the resale by those brokers or dealers for their account, including resales to other brokers and dealers;

     o block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or

     o    privately negotiated transactions with purchasers.


    We are not aware as of the date of this prospectus of any agreements between the selling stockholders and any broker-dealers with respect to the sale of the shares offered by this prospectus. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with these transactions:

     o broker-dealers may engage in short sales of the shares covered by this prospectus in the course of hedging the positions they assume with selling stockholders;

     o the selling stockholders may sell shares of our common stock short and deliver the shares to close out its short positions;

     o the selling stockholders may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares covered by this prospectus, which the broker-dealer may resell according to this prospectus; and

     o the selling stockholders may pledge the shares registered covered by this prospectus to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares according to this prospectus.

     The selling stockholders and any broker, dealer or other agent executing sell orders on behalf of the selling stockholders may be considered to be "underwriters" within the meaning of the Securities Act, in which event commissions received by any such broker, dealer or agent and profit on any resale of the shares may be considered to be underwriting commissions under the Securities Act. Such commissions received by a broker, dealer or agent may be in excess of customary compensation.

     We will provide information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, will, to the extent required, be provided in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the prospectus supplement, if any, to any person who purchases any of the shares from or through such dealer or broker.

     All costs, fees and expenses of registration incurred in connection with the offering will be borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

     The selling stockholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholders. Rule 102 under Regulation M provides, with some exceptions, that it is unlawful for the selling stockholders or their affiliated purchasers to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchasers have a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of the common stock. To the extent required by law, we may require the selling stockholders, and their brokers if applicable, to provide a letter that acknowledges compliance with Regulation M under the Exchange Act before authorizing the transfer of the selling stockholders' shares.

     We have agreed to indemnify the selling stockholders from any losses or damages arising from any misstatement of a material fact contained in, or any omission of material facts from, the registration statement of which this prospectus forms a part. However, we have no obligation to indemnify the selling stockholders for losses or damages caused by any information the selling stockholders have provided us in writing for use in the registration statement; and the selling stockholders must indemnify us for any losses or damages arising from information provided by the selling stockholders in writing to us for use in the registration statement. The selling stockholders may agree to indemnify a number of persons, including broker-dealers or agents that participate in transactions involving sales of the shares against some types of liabilities, including liabilities arising under the Securities Act.

     In addition, our charter documents provide that our board of directors has the discretion to indemnify officers, directors, employees, and others acting on behalf of our company to the fullest extent permissible by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL MATTERS

     The validity of the shares being offered by will be passed upon by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.

                                     EXPERTS


     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 1998, as set forth in their report, which is incorporated by reference in this prospectus. Our consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Ernst & Young LLP, independent auditors, have also audited the consolidated financial statements of InterCAP Graphics Systems, Inc. for the years ended December 31, 1998 and 1997, included in our Current Report on Form 8-K/A dated July 1, 1999, as set forth in their report which is incorporated by reference in this prospectus. The consolidated financial statements of InterCAP Graphics Systems, Inc. are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                                                         PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.


         SEC Registration Fee...............................$1,284.42
         Printing and Engraving Fees and Expenses............ $300.00
         Legal Fees and Expenses ...........................$5,000.00
         Accounting Fees and Expenses.......................$7,000.00
         Miscellaneous...........................................0.00
         Total.............................................$13,584.42


Item 15.  Indemnification of Directors and Officers

     Section 2.02-1 of the Texas Business Corporation Act (the "TBCA") permits indemnification of directors, officers, employees, agents and persons acting on behalf of a corporation in certain capacities under certain conditions and subject to certain limitations. Article XI of the Articles of Incorporation, as amended, of the Registrant provides for the indemnification of directors, officers and other authorized representatives of the Registrant to the maximum extent permitted by the TBCA. Section 2.02-1 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that he is or was a director, officer or agent of the corporation if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, penalties (including excise and similar taxes), fines settlements and expenses reasonably incurred in connection with the proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If, however, the indemnified person is found liable to the corporation, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the proceeding. No indemnification shall be made if such person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. Section 2.02-1 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Article XI of the Registrant's Articles of Incorporation, as amended, permits the Registrant to purchase insurance on behalf of any such person against any liability asserted against and/or incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability otherwise.

Item 16.  Exhibits

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:



      EXHIBIT NUMBER   DESCRIPTION
      ---------------  ----------------------------------------------------------------------------------------------

                *2.1   Agreement and Plan of Merger dated as of April 15 1999 by and among Micrografx, Inc.,
                       InterCAP Acquisition, Inc., InterCAP Graphics Systems, Inc. and Intergraph Corporation
                       (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K, filed on May 3, 1999)

                *3.1   Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's
                       Registration Statement on Form S-1, File No. 33-34842)

                *3.2   Amendment to Articles of Incorporation, (incorporated by reference to Exhibit 3.2 to the
                       Registrant's Annual Report on Form 10-K for the period ended March 31, 1993

                *4.1   Specimen  Certificate  for the  Common  Stock (incorporated  by  reference to Exhibit 4.1 to the
                       Registrant's  Registration  Statement on Form S-1, File No. 33-34842, as amended).

                *4.2   Subordinated Convertible Debenture, dated as of April 16, 1999 between Micrografx, Inc. and
                       Intergraph Corporation  (incorporated by reference
                       to  Exhibit  10.1 to the  Registrant's  Form  8-K,
                       filed on May 3, 1999)

                *5.1   Opinion of Jenkens & Gilchrist, a Professional Corporation, regarding legality of shares being registered

              **23.1   Consent of Ernst & Young LLP

              **23.2   Consent of Arthur Anderson L.L.P.

                23.3   Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1 hereto)

                24.1   Powers of attorney (included in the signature page of this Registration Statement).

     (b) Financial Statement Schedules:

         Not Applicable.

       * Previously filed.
     **  Filed herewith.
------------------------------------



Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on July 2, 1999.


                       MICROGRAFX, INC.

                       By:  /s/ Douglas M. Richard
                            ----------------------
                            Douglas M. Richard (Principal Executive Officer)


                       By:  /s/ John M. Carradine
                            ----------------------
                            John M. Carradine (Principal Financial Officer)


                       By:  /s/ Darryl Halbert
                            ----------------------
                            Darryl Halbert (Principal Accounting Officer)

         Each individual whose signature appears below hereby designates and appoints R. Edwin Pearce, as such person's true and lawful attorney-in-fact and agent (the "Attorney-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorney-in-Fact deems appropriate, and any registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and requests to accelerate the effectiveness of such registration statements, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney-in-Fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.




     SIGNATURE                        TITLE                     DATE

--------------------------------------------------------------------------------

*/s/ Russell Hogg                     Chairman of the Board     July 2, 1999
------------------------
Russell Hogg

*/s/ Douglas M. Richard               Director                  July 2, 1999
------------------------
Douglas M. Richard

*/s/ Eugene P. Beard                  Director                  July 2, 1999
------------------------
Eugene P. Beard

*/s/ Robert Kamersham                 Director                  July 2, 1999
------------------------
Robert Kamersham

*/s/ Seymour Merrin                   Director                  July 2, 1999
------------------------
Seymour Merrin

*/s/ Avery More                       Director                  July 2, 1999
------------------------
Avery More

*  By R. Edwin Pearce as Attorney-in-Fact